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                                                                   EXHIBIT 10.12

                              CONSULTING AGREEMENT
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        THIS CONSULTING AGREEMENT is entered into as of January 1, 2002 (the
"Effective Date") by and between Connetics Corporation ("Connetics"), a Delaware corporation, with its principal place of business at 3290 West Bayshore Road, Palo Alto, California 94303, and Eugene A. Bauer, M.D. ("Dr. Bauer") having an address at 89185 Pinehurst Road, Gearhart, Oregon 97138-2726. Connetics and Consultant are sometimes referred to individually as a "Party" and collectively as the "Parties."

    A. Dr. Bauer is a director of Connetics, and desires to increase his involvement in Connetics' activities.

    B. Connetics and Dr. Bauer are parties to a Consulting Agreement effective as of November 17, 1993 (the "Original Agreement").

        Connetics and Dr. Bauer agree as follows:

        1. DEFINITIONS. For purposes of this Agreement:

               "AFFILIATE" of Connetics means any corporation or other business entity controlled by, controlling or under common control with, Connetics. For this purpose "control" shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting stock, or a fifty percent (50%) or more interest in the income of, such corporation or other business entity.

               "PROPRIETARY INFORMATION" means any information of value concerning Connetics, not generally known to the public, conveyed by Connetics to Dr. Bauer or otherwise learned by Dr. Bauer in connection with his role as a consultant to Connetics during the term of this Agreement, including (but not limited to):

               (a) information relating to pharmaceuticals; processes for developing pharmaceuticals; the development status of pharmaceuticals; synthetic and manufacturing processes; compounds; compositions of matter; formulations; medicaments and modes of their administration; veterinary supplements; microorganisms; cells or parts thereof, cell lines and the progeny thereof, including modified or recombined DNA molecules, and vectors and hosts containing the same; natural and synthetic antibodies, antigens, source materials, and fragments thereof; technical information, such as clinical, biological, pharmaceutical and characterizing data; clinical trial protocols, codes and status; computer programs; apparatus; devices; drawings; designs; plans; and know-how;

               (b) business information, such as reports; records; customer lists; supplier lists; marketing and sales plans; financial information; costs; and pricing information; and

               (c) any information, concepts or ideas used in, or reasonably related to, the business of Connetics, including information received by Connetics in confidence from another, that Connetics discloses to Dr. Bauer, or that Dr. Bauer conceives or


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                       develops for Connetics individually or in conjunction
                       with others under the terms of this Agreement.

        2. TERM AND TERMINATION.

               (a) Connetics hereby retains Dr. Bauer, and Dr. Bauer hereby accepts this retainer as a consultant to Connetics for an initial term commencing as of the Effective Date and ending on January 31, 2003 or such later date as the parties may agree in writing. Connetics and Dr. Bauer agree to reevaluate the financial terms of this Agreement annually, and this Agreement shall automatically continue each calendar year on the same terms unless Connetics and Dr. Bauer mutually agree to modify the Agreement. No changes to this Agreement shall be enforceable unless in writing signed by both Parties.

               (b) Either Party may terminate this Agreement by giving the other Party one hundred twenty (120) days' prior written notice. No termination of this Agreement shall have any effect on Dr. Bauer's role as a director of Connetics.

        3. AREA OF CONSULTATION. Dr. Bauer shall consult with and advise Connetics with respect to dermatology research and the dermatology market, and in particular to formulate and execute professional relations and education programs. Specific duties shall include, but not be limited to, interacting with professional societies and academic institutions to develop and carry out programs that will enhance Connetics' visibility and credibility in the dermatology community, and that will provide support for professional education and training to dermatologists, and working with the CEO of the company to best allocate Connetics' professional relations budget.

        4. OTHER EMPLOYMENT.

               (a) Dr. Bauer shall promptly disclose in writing to Connetics should any conflict or possible conflict of duties and obligations arise during the term of this Agreement. In addition, Connetics shall have the right to notify Dr. Bauer if Connetics believes that a conflict of interest may have arisen based on information known to Connetics. The Parties agree that, if Dr. Bauer agrees to perform services for another company which Connetics, in its discretion, believes to be in direct competition with Connetics, then Connetics shall have the right to terminate this Agreement.

               (b) Dr. Bauer confirms that this Agreement does not conflict with Dr. Bauer's duties and obligations under any other agreement to which Dr. Bauer is a party, and that Dr. Bauer is free to disclose any information that Dr. Bauer will furnish to Connetics in connection with providing Dr. Bauer's services.

        5. COMPENSATION.

               (a) Annual Retainer. Connetics shall pay Dr. Bauer, and Dr. Bauer shall accept for Dr. Bauer's services under this Agreement, compensation in the form of an annual retainer in the amount of Sixty Thousand Dollars ($60,000) payable in equal quarterly installments.

               (b) Per Diem Fees. Connetics shall pay Dr. Bauer a fee equal to One Thousand Dollars ($1,000) per day spent on Connetics' activities. It is anticipated that Dr. Bauer shall spend approximately five (5) days per month on such activities.


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               (c) Expenses. Upon presentation of copies of receipts or other appropriate evidence of expenditures by Dr. Bauer, Connetics shall reimburse Dr. Bauer for reasonable travel expenses that Dr. Bauer incurs for travel at the request and with the prior written approval of Connetics, in rendering services pursuant to this Agreement. Connetics shall not reimburse Dr. Bauer for time spent traveling unless specifically authorized in advance.

               (d) Dr. Bauer's Social Security Number is provided below solely for the purpose of permitting Connetics to report payments made to Dr. Bauer under this Agreement, as required by applicable federal, state or local tax laws or regulations. Dr. Bauer acknowledges and agrees that it is his sole obligation to report as self-employment income all compensation for services received from Connetics in his capacity as a consultant.

               (e) The compensation outlined in this SECTION 5 is intended to be in addition to any compensation that may be paid to Dr. Bauer in his capacity as a director of Connetics.

        6. PROPRIETARY INFORMATION.

               (a) In order to facilitate Dr. Bauer's services under this Agreement, it may be necessary for Connetics to disclose Proprietary Information to Dr. Bauer. Dr. Bauer agrees to retain the Proprietary Information in strict confidence and not to disclose or transfer the Proprietary Information to any party other than as authorized by Connetics or as contemplated by this Agreement. Upon completion of Dr. Bauer's services under this Agreement, Dr. Bauer will return all Technology copies and any remaining samples to Connetics, unless directed otherwise by Connetics. These obligations of confidentiality and non-use shall survive the expiration or termination of this Agreement.

               (b) Dr. Bauer shall not use any Proprietary Information except for providing consulting services under this Agreement, nor disclose Proprietary Information to others without Connetics' express written permission.

               (c) Dr. Bauer understands that Proprietary Information can constitute "inside information" for securities purposes and agrees to refrain from any unauthorized disclosure, trading or other such use.

               (d) Notwithstanding the foregoing, Dr. Bauer shall not be prevented from using or disclosing information:

               (i) that Dr. Bauer can demonstrate by written records was known to him before the date of disclosure by Connetics and not obtained or derived directly or indirectly from Connetics;

               (ii) that is now, or becomes in the future, public knowledge other than by breach of this Agreement by Dr. Bauer;

               (iii) that is lawfully disclosed to Dr. Bauer on a non-confidential basis by a third party who is not obligated to Connetics or any other party to retain such information in confidence;

               (iv) that is properly required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by Dr. Bauer, provided that Dr. Bauer shall provide Connetics with reasonable advance notice of any such required disclosure and


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                      cooperate with Connetics in minimizing the extent of any
                      such disclosure and in seeking such protective order(s) or the like as may be available to protect the confidentiality of the Information; and provided further that Dr. Bauer will make such disclosure only to the extent the disclosure is legally required; or

               (v) that Dr. Bauer obtains in the course of his service on the Board of Directors for other companies. As of the date of this Agreement, EXHIBIT A represents a list of all for-profit companies on which Dr. Bauer serves as a director. Dr. Bauer agrees to disclose to Connetics the names of any other companies that he becomes affiliated with as a director during the term of this Agreement.

        7. WRITINGS. Any writings prepared by Dr. Bauer as a direct result of Dr. Bauer's activities with Connetics are prepared as works for hire for the benefit of Connetics. Dr. Bauer hereby assigns to Connetics any copyright to which Dr. Bauer is entitled for any writings prepared by Dr. Bauer in the course of consulting for Connetics.

        8. NOTICE. Any notice required or permitted by the terms of this Agreement shall be given by registered mail or overnight courier, prepaid and properly addressed, or delivered by hand to:

        Connetics Corporation
        ATTN: Thomas G. Wiggans
        3290 West Bayshore Road
        Palo Alto, California 94303

or to

        Dr. Bauer
        89185 Pinehurst Road
        P.O. Box 2726
        Gearhart, Oregon 97138-2726

        or to such other address as either Party may designate by notice pursuant to this Section. If mailed, any such notice shall be deemed to have been given when received; and if delivered by hand, when received.

        9. ASSIGNMENT.

               (a) This Agreement is personal to Dr. Bauer, and Dr. Bauer shall have no right or authority to assign the Agreement or any portion of this Agreement, to sublet or subcontract in whole or in part, or otherwise delegate his performance under this Agreement, without Connetics' prior written consent. Connetics may not assign its obligations under this Agreement or any portion of this Agreement without Dr. Bauer's prior written consent.

               (b) Subject to the foregoing, this Agreement shall be binding upon and inure to, the benefit of the Parties, their successors and assigns. Any attempted assignment contrary to the provisions of this SECTION 9 shall be deemed ineffective.


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        10. BREACH; REMEDIES. If either Party breaches any of the terms or conditions of this Agreement, the other Party shall have the option to terminate this Agreement immediately upon written notice, pursuant to SECTION 8, to the breaching party, upon which event all rights of the breaching party shall terminate upon the effective date of termination specified in such notice. The obligations provided under SECTIONS 6 and 7 of this Agreement are acknowledged as necessary and reasonable in order to protect Connetics and its business, and Dr. Bauer expressly agrees that monetary damages would be inadequate to compensate Connetics for the breach of those obligations. Accordingly, Dr. Bauer agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to Connetics and that, in addition to any other remedies that may be available, in law, in equity or otherwise, Connetics shall be entitled to obtain injunctive relief against the breach or threatened breach by Dr. Bauer of SECTIONS 6 and/or 7, without the necessity of proving actual damages.

        11. INDEPENDENT CONTRACTOR. Notwithstanding anything in this Agreement to the contrary, Dr. Bauer's status with Connetics shall be, at all times during the term of this Agreement, that of an independent contractor. Nothing in this Agreement shall be construed to give Dr. Bauer the power or authority to act or make representations for, or on behalf of, or to bind or commit Connetics. Accordingly, Dr. Bauer agrees not to use or refer to the name of Connetics without Connetics' written permission, which written permission shall not be unreasonably withheld, in any public statements, whether oral or written, including, but not limited to shareholder reports, prospectuses, communications with stock market analysts, press releases or other communications with the media. This SECTION 11 is not intended to affect any rights or obligations Dr. Bauer may have in his capacity as a director of Connetics.

        12. APPLICABLE LAW; DISPUTE RESOLUTION. This Agreement will be interpreted and enforced in accordance with the laws of California, notwithstanding the choice of law principles of California or those of any other jurisdiction. Dr. Bauer hereby submits to the jurisdiction of the U.S. District Court for the Northern District of California and the California State Courts within Santa Clara County. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach or termination of this Agreement, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect.

        13. INDEMNITY. Connetics agrees to indemnify and hold harmless Dr. Bauer for all claims from third parties arising from the use of product(s) developed by Connetics for which Dr. Bauer has provided consulting services, except that no indemnification is provided for claims resulting from any negligence on the part of Dr. Bauer.

        14. SURVIVAL. The covenants and agreements set forth in SECTIONS 6, 7, 11, 12 and 13 shall survive any termination or expiration of this Agreement and remain in full force and effect regardless of the reason for or cause of termination.

        15. NO WAIVER. No waiver of any term or condition of this Agreement shall be valid or binding on either Party unless agreed in writing by the Party to be charged. The failure of either Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either Party to enforce each and every such provision thereafter.


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        16. HEADINGS. Article and section headings contained in this Agreement are included for convenience only and form no part of the agreement between the Parties.

        17. PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction: (a) such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the parties, it will be stricken;
(b) the remaining provisions shall remain in full force and effect; (c) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and (d) the remainder of this Agreement will remain in full force and effect. The Parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision in order to give the most approximate effect intended by the Parties.

        18. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the Parties with respect to Dr. Bauer's consulting services to Connetics. This Agreement may not be modified except by a writing signed by the Parties. This Agreement has no effect on the existing Change in Control and Indemnification Agreements between Connetics and Dr. Bauer.


IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

CONNETICS CORPORATION                         DR. BAUER

By:      /s/ THOMAS G. WIGGANS                     /s/ EUGENE A. BAUER, M.D.
   ----------------------------------         ----------------------------------
     Thomas G. Wiggans                               Eugene A. Bauer, M.D.
     President and Chief Executive Officer
                                              SOCIAL SECURITY NO.        ON FILE


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                                    EXHIBIT A

Companies where Dr. Bauer Serves on the Board of Directors

Arbor Vita Corporation
Reconstructive Technologies, Inc.
Medgenics, Inc.


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                        AMENDMENT TO CONSULTING AGREEMENT

      THIS AMENDMENT TO CONSULTING AGREEMENT ("AMENDMENT") is entered into as of December 11, 2002 by and between Connetics Corporation, a Delaware corporation having an address at 3290 West Bayshore Road, Palo Alto, California 94303 ("CONNETICS") Eugene A. Bauer, M.D. having an address at 89185 Pinehurst Road, Gearhart, Oregon 97138-2726 ("DR. BAUER"). Connetics and Dr. Bauer are sometimes referred to individually as "Party" and collectively as "Parties".

                                   BACKGROUND

Connetics and Dr. Bauer are Parties to a Consulting Agreement dated January 1, 2002 ("CONSULTING AGREEMENT"). Connetics and Dr. Bauer desire to amend the terms of the Consulting Agreement.

                                    AGREEMENT

   1. Section 5(a) Annual Retainer of the Consulting Agreement is hereby replaced, in its entirety, to read as follows:

            (a) Annual Retainer. Beginning January 1, 2003 and continuing throughout the term of the Consulting Agreement, Connetics shall pay Dr. Bauer, and Dr. Bauer shall accept for Dr. Bauer's services under this Consulting Agreement, compensation in the form of an annual retainer in the amount of Fifty-Four Thousand Dollars ($54,000.00) payable in equal quarterly installments.

   2. This Amendment may be executed in a number of identical counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

   3. All of the remaining provisions of the Consulting Agreement shall continue in full force and effect as though fully set forth in this Amendment.

IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the date first written above.

CONNETICS CORPORATION                    EUGENE A. BAUER
"CONNETICS"                              "DR. BAUER"


Signature:  /s/ Thomas G. Wiggans        Signature: /s/ Eugene A. Bauer
            ------------------------                ------------------------
Print:  Thomas G. Wiggans                Print:  Eugene A. Bauer, M.D.
Title:  President and Chief Executive    Social Security No:
        Officer

                    SECOND AMENDMENT TO CONSULTING AGREEMENT

      THIS SECOND AMENDMENT TO CONSULTING AGREEMENT ("SECOND AMENDMENT") is entered into as of January 1, 2003 ("EFFECTIVE DATE") by and between Connetics Corporation, a Delaware corporation having an address at 3290 West Bayshore Road, Palo Alto, California 94303 ("CONNETICS") Eugene A. Bauer, M.D. having an address at 89185 Pinehurst Road, Gearhart, Oregon 97138-2726 ("DR. BAUER"). Connetics and Dr. Bauer are sometimes referred to individually as "Party" and collectively as "Parties".

                                   BACKGROUND

Connetics and Dr. Bauer are Parties to a Consulting Agreement dated January 1, 2002 ("INITIAL AGREEMENT") and to an Amendment to Consulting Agreement dated December 11, 2002 ("AMENDMENT"). Collectively, the Initial Agreement and the Amendment are to be know as the "CONSULTING AGREEMENT". Connetics and Dr. Bauer desire to amend the terms of the Consulting Agreement.

                                    AGREEMENT

   1. Section 2(a) of the Consulting Agreement is hereby replaced, in its entirety, to read as follows:

            (a) Connetics hereby retains Dr. Bauer, and Dr. Bauer hereby accepts this retainer as a consultant to Connetics for the term commencing on the Effective Date of this Second Amendment and ending on December 31, 2003.

   2. This Second Amendment may be executed in a number of identical counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

   3. All of the remaining provisions of the Consulting Agreement shall continue in full force and effect as though fully set forth in this Second Amendment.

IN WITNESS WHEREOF, the Parties have entered into this Second Amendment as of the Effective Date of this Second Amendment.

CONNETICS CORPORATION                    EUGENE A. BAUER
"CONNETICS"                              "DR. BAUER"


Signature:  /s/ Thomas G. Wiggans        Signature: /s/ Eugene A. Bauer
            ------------------------                ------------------------
Print:  Thomas G. Wiggans                Print:  Eugene A. Bauer, M.D.
Title:  President and Chief Executive    Social Security No:
        Officer